Exhibit 10(et)2


                                 AMENDMENT NO. 7
                                       TO
                      DISTRIBUTION AND MARKETING AGREEMENT

This Amendment No. 7 to Distribution and Marketing Agreement ("Amendment") is dated as of June 30, 2004 between Artera Group, Inc., a Delaware corporation ("Artera"), and Avaya Inc., a Delaware corporation ("Avaya").

WHEREAS, Artera and Avaya are parties to that certain Distribution and Marketing Agreement dated as of April 21, 2003, as amended by Amendment No. 1 thereto dated as of October 8, 2003, as amended by Amendment No. 2 thereto dated as of April 21, 2004, as amended by Amendment No. 3 thereto dated as of May 19, 2004, as amended by Amendment No. 4 thereto dated as of June 4, 2004, as amended by Amendment No. 5 thereto dated as of June 18, 2004, as amended by Amendment No. 6 thereto dated as of June 25, 2004 (as so amended "Distribution Agreement");

WHEREAS, the parties wish to amend certain of the terms and conditions of the Distribution Agreement and extend the term of the Distribution Agreement, as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Territory. Section 1.28 of the Distribution Agreement is hereby amended to read in its entirety as follows:

     " `Territory' shall mean worldwide."

2. License. Section 2.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

     "License. Artera hereby grants to Avaya during the term of this Agreement, subject to Section 2.3 hereof, (a) a non-exclusive license to distribute the Licensed Products to Subscribers in the Territory, with the exceptions set forth in Schedule 2.1; and (b) a non-exclusive, royalty-free license to use and reproduce the Licensed Products for purposes of development, evaluation, testing and "Beta" testing and to reproduce demonstration or evaluation copies of the Licensed Products for the purposes of marketing and promoting the Licensed Products and in training customers in their use. The License is intended to grant to Avaya all rights necessary for Avaya to distribute and market the Licensed Products as provided in this Agreement, directly or through one or more levels of Resellers. The License includes the right to make copies of the User Software for Subscribers and to reproduce, copy and distribute Artera's Licensed Product documentation, descriptions and promotional materials in connection with such distribution and marketing. The License conveys no right to modify the Licensed Products, to prepare derivative works

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


     of or modifications to the Licensed Products or to sell or copy the Licensed Products for any purpose other than for delivery to Subscribers and Resellers as contemplated by this Agreement; provided, however, that it shall not contravene this sentence for Avaya to bundle its own technology with Licensed Products through Artera's application program interface ("API"). No agreement between Avaya and an Enterprise Subscriber may be inconsistent with the rights granted to Avaya under this Agreement. To the extent that Artera makes API specifications available to Avaya, Artera grants to Avaya the right to use such API for the purpose of creating interfaces between Avaya software products and the Licensed Products. During the term of this Agreement, Artera will provide reasonable technical support and access to Artera development engineers for the purpose of answering questions from Avaya on such use of the API at no additional charge to Avaya.

     Artera agrees that Avaya's distributors, resellers, and business partners are granted a royalty free, non-exclusive, non transferable, non-production license to use and demonstrate the Licensed Products, as incorporated in the Avaya Company Product, internally for reselling purposes. No rights are granted to use the Licensed Products for production purposes. Avaya may deliver copies of the Licensed Products as incorporated into Company Product (means "any product developed by Avaya into which the Licensed Product is to be incorporated"), to prospective End User Customers on a trial basis for evaluation purposes only ("Evaluation Copy") provided that each such prospective End User Customer has received a written or electronic trial license prohibiting the End User Customer from copying, modifying, reverse engineering, decompiling or disassembling the Licensed Products or any part thereof. No such license fees shall be reportable or payable with respect to the Evaluation Copies unless such Evaluation Copy is replaced with or converted to a standard Avaya offering or the End User Customer is invoiced for the product directly by Avaya, whichever occurs first."

3. Right of First Refusal. A new Section 2.9 to the Distribution Agreement is hereby added, to read in its entirety as follows:

     "Right of First Refusal for Fortune 1000 Enterprise Accounts in North America." During the term of this Agreement, there may be Fortune 1000 Enterprises in North America that Avaya has already contacted or is planning to contact concerning the distribution of Licensed Products. Artera will not actively solicit a Fortune 1000 Enterprise in North America with respect to the Licensed Products, either directly or through its distribution channels, unless Artera has given Avaya written notice of its intent to solicit that Enterprise with respect to the distribution of the Licensed Products. Avaya agrees to respond within 5 business days, indicating 1) that Avaya will pursue the Enterprise on its own, 2) that Avaya and Artera should team to pursue the Enterprise, or 3) that Artera is free to pursue the Enterprise on its own. In the event that Avaya does not respond within 5 business days, then Artera is free to pursue the Enterprise.

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


4. Unit Royalties. Section 3.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

     "Unit Royalties. For each Unit initially licensed by or through Avaya that is, directly or via Reseller(s), covered by a Royalty License, Avaya shall pay to Artera a Unit Royalty as set forth in Schedule 3.1. Payments to Artera under this Section 3.1 shall be made as described in Section 3.4 hereof. Avaya payments will be paid net 45 days from invoice. A Subscriber covered by a Royalty License that discontinues its use of the Licensed Products but then recommences such use within one year of the discontinuation shall be considered, following recommencement, to have been initially licensed by or through Avaya. Nothing in this Section 3.1 or in
     Schedule 3.1 shall in any way limit Avaya's right to determine on its own the actual retail prices it charges for the Licensed Products."

5. Avaya's Marketing Obligations. Section 6.1 of the Distribution Agreement is hereby deleted, and is replaced with "[DELETED]" so as to preserve the numbering scheme of Article 6 of the Distribution Agreement.

6. Term. Article 7 of the Distribution Agreement is hereby amended to read in its entirety as follows:

     "The term of this Agreement shall begin on the Effective Date and, unless extended or earlier terminated by the written agreement of the parties or pursuant to Article 8 below, shall expire on September 30, 2004."

7. Exceptions to License. A new Schedule 2.1 to the Distribution Agreement is hereby added, to read in its entirety as set forth in Schedule 2.1 to this Amendment.

8. Unit Royalty Schedule. Schedule 3.1 to the Distribution Agreement is hereby amended to read in its entirety as set forth in Schedule 3.1 to this Amendment.

     Except as expressly amended by this Amendment, the Distribution Agreement will remain in full force and effect. This Amendment may be executed in one or more counterparts. Each counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives.

AVAYA INC.                                       ARTERA GROUP, INC.


By:  /s/  Karen Schnitzer                        By: /s/  Michael J. Parrella
     -------------------------------             -------------------------------
         Name:  Karen Schnitzer                      Name:  Michael J. Parrella
         Title: Sr. Purch. Specialist                Title: Chairman & C.E.O.

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


                                                                    SCHEDULE 2.1
                                                                    ------------

                              EXCEPTIONS TO LICENSE

1. With respect to distribution of Licensed Products to Major ISP's (as defined in Section 2.4 of this Agreement), either as Subscribers or as Resellers, the License shall apply only upon the prior written consent of Artera in the case of each such Major ISP.

2. With respect to countries that are members of the European Union (except as otherwise noted below), the License shall not include distribution of Licensed Products to the entities listed below, either as Subscribers or as
     Resellers:


     Communications Sector
     ---------------------
     BT
     Global Crossing
     NTL
     Telewest
     Carphone Warehouse
     Vodafone
     Orange
     O2
     T-Mobile
     MCI
     Cable and Wireless
     Tiscali
     Caudwell Group
     Energis
     Thus
     Virgin Mobile
     Colt
     Kingston
     3
     Onetel
     Your Communications

     Retail Sector
     -------------
     Argos
     Asda
     Tesco
     Marks and Spencer
     Woolworths
     B&Q
     Homebase
     Exel Logistics
     Next
     Dixons Stores Group

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


     Construction Sector
     -------------------
     Amec
     Carillion
     Bovis
     Balfour Beatty
     Mace
     Skanska
     Kier Build
     Emcor
     Jacobs Engineering
     Amey
     Haden Young
     Land Securities
     St Marting
     Mowlem
     First Engineering
     NG Bailey
     Mott Macdonald
     T. Clarke

     Healthcare Sector
     -----------------
     NHS
     Public Private Partnership
     Private hospitals

     Public Sector (exception is for United Kingdom only)
     ----------------------------------------------------
     Metropolitan Police Authority
     PITO (Police IT Office)
     National Assembly for Wales
     UK Passport Services
     Inland Revenue/HMCE
     Transport for London
     VOSA
     Manchester University
     Local Authorities
     Local Education Authorities
     Ofsted
     National Probation Directorate
     DTI
     DWP
     Royal Mail
     Securicor
     HM Treasury
     Home Office
     BBC
     Department for Transport

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


     National Savings and Investments
     Highways agency
     Immigration and Nationality Directorate
     MoD

3. With respect to the islands listed below (and all islands associated with them, many of which are too small to list separately), the License shall include distribution of Licensed Products only to Enterprise Subscribers that are not Government Entities:

     Anguilla
     Antigua
     Aruba
     Bahamas
     Barbados
     Bonaire
     British Virgin Islands
     Cayman Islands
     Curacao
     Dominica
     Dominican Republic
     Grenada
     Guadeloupe
     Guyana
     Haiti
     Jamaica
     Martinique
     Puerto Rico
     Saba
     St. Barthelemy
     St. Eustatius
     St. Kitts
     St. Lucia
     St. Martin (both parts)
     St. Vincent and The Grenadines
     Trinidad and Tobago
     Turks and Caicos
     US Virgin Islands

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


                                                                    SCHEDULE 3.1
                                                                    ------------


                                 UNIT ROYALTIES

Unit Royalties are payable in United States dollars. The monthly Unit Royalty amounts, per End User, are as follows:

1. Small Business Subscribers. The monthly Unit Royalty amount for each End User of a Small Business Subscriber (including a Government Entity that is a Small Business Subscriber) is based on the number of End Users within the applicable Subscriber and on whether Artera provides and operates the Artera Turbo data center to serve the applicable End User, as follows:


-----------------------          ------------------       ----------------------
No. of End Users Within            Without Artera             With Artera
     Subscriber                   Turbo Data Center        Turbo Data Center
-----------------------          ------------------       ----------------------
      Up to 9                          $2.00                      $2.20
-----------------------          ------------------       ----------------------
      10 - 24                          $1.90                      $2.10
-----------------------          ------------------       ----------------------
      25 - 49                          $1.80                      $2.00
-----------------------          ------------------       ----------------------
      50 - 99                          $1.70                      $1.90
-----------------------          ------------------       ----------------------
     100 - 149                         $1.60                      $1.80
-----------------------          ------------------       ----------------------
     150 - 199                         $1.50                      $1.70
-----------------------          ------------------       ----------------------
     200 - 250                         $1.40                      $1.60
-----------------------          ------------------       ----------------------

Road Warrior 1                                                    $1.80
-----------------------          ------------------       ----------------------

2. Enterprise Subscribers. The monthly Unit Royalty amount for each End User of an Enterprise Subscriber (including a Government Entity that is an Enterprise Subscriber) is based on whether any Licensed Product software is resident on the applicable End User's personal computer (client version) and on whether Artera provides and operates the Artera Turbo data center to serve the applicable End User, as follows:

-----------------------          ------------------       ----------------------
       Client                      Without Artera               With Artera
       Status                     Turbo Data Center          Turbo Data Center
-----------------------          ------------------       ----------------------
   Client Version                       $1.05                     $1.25
-----------------------          ------------------       ----------------------
 Non-Client Version                     $0.80                     $1.00
-----------------------          ------------------       ----------------------

     Road Warrior                                                 $1.80
-----------------------          ------------------       ----------------------

3. Residential Subscribers. Without limiting the generality of Schedule 2.1 to this Agreement, in the event that Avaya intends to distribute Licensed Products to Residential Subscribers, Avaya and Artera shall negotiate in good faith and use best efforts to agree upon the Unit Royalties relating to such distribution, either generally, for specified Residential Subscribers, for specified Resellers, for specified countries or otherwise.

------------------
1 "Road Warrior" refers to a version of the Artera Turbo service used with mobile computers that at times may be connected to the Internet through a local area network (LAN), and at other times may be connected to the Internet on a standalone basis.

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